Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of April 1, 2022 (the “Effective Date”), by and between ASHFORD HOSPITALITY ADVISORS, LLC, a limited liability company organized under the laws of the State of Delaware and having its principal place of business at Dallas, Texas (the “Company”), and RICHARD J. STOCKTON, an individual residing in Dallas, Texas (the “Executive”).

RECITALS:

WHEREAS, the Company and the Executive are parties to that certain Amended and Restated Employment Agreement dated April 1, 2019 (the “Existing Agreement”); and

WHEREAS, in accordance with Section 16(f) of the Existing Agreement, the parties desire to formally memorialize certain modification to and amend the Existing Agreement upon the terms and conditions specified herein.

NOW, THEREFORE, the Company and the Executive, in consideration of the respective covenants set out below, hereby agree as follows:

1.            SALARY/INCENTIVE BONUS. Effective as of April 1, 2022, (i) the Executive’s Base Salary established pursuant to Section 3 of the Existing Agreement was increased to $725,000 annually and (ii) the targeted Incentive Bonus range in Section 4 of the Existing Agreement was increased from 50% to 150% to 75% to 175% of Base Salary.

2.            NON-SOLICITATION. Section 10(b) of the Existing Agreement is amended in its entirety to read as follows:

(b)            NON-SOLICITATION OF SERVICE OR CAPITAL PROVIDERS. The Executive covenants and agrees that during the Term and thereafter through the second anniversary of his Date of Termination, he shall not, other than in the proper performance of his duties and responsibilities under this Agreement, and without the prior written consent of the Company, directly or indirectly, whether for his own account or on behalf of any person, firm, corporation, partnership, association or other entity or enterprise:

(i)      (x)      solicit, recruit, encourage, induce, persuade, or entice (or attempt to do any of the foregoing) any employees or individual service providers of the Ashford Inc. Companies (defined in Section 6(b)), Braemar, Ashford Hospitality Trust, Inc., any other entity advised by the Company, and any of its or their affiliates (collectively, the “Ashford-Related Entities”) or any person who was an employee or individual service provider of any of the Ashford-Related Entities during the six months preceding the Executive’s Date of Termination (each such person a “Subject Employee”) (I) to become employed or engaged by a Competitive Business (defined in Section 10(a)), the Executive, or other entity with which the Executive is associated in any manner or (II) to leave the Subject Employee’s employment or engagement with any of the Ashford-Related Entities; (y) hire or engage (or attempt to do so) or cause to be hired or engaged (or attempt to do so), or participate in any manner in the hiring or engagement of, any Subject Employee, including by suggesting, identifying, recommending, or endorsing any Subject Employee as a possible candidate for hire or engagement; or (z) deal with any Subject Employee in any way with respect to employment or engagement as a service provider. The parties agree that (aa) the placement of general advertisements that may be targeted to a particular geographic or technical area but which are not targeted directly or indirectly towards any employees, officers, agents or representatives of any of the Ashford-Related Entities (or any successor entities) shall not be deemed a breach of this Section 10(b)(i) and (bb) the employment or engagement of a Subject Employee by an entity that is not controlled by Executive and whom Executive did not (I) suggest, identify, recommend, or endorse as a possible candidate for hire or engagement or (II) solicit, recruit, encourage, induce, persuade, or entice (or in any manner attempt to do any of the foregoing) to terminate his or her employment or service-provider relationship with any of the Ashford-Related Entities or accept such employment or engagement with such entity, shall not be deemed a breach of this Section 10(b)(i).

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(ii)      (x)      solicit, recruit, encourage, induce, persuade, or entice (or attempt to do any of the foregoing) any investor, financier, or other capital provider (I) that he introduced to, or was introduced to by, any of the Ashford-Related Entities, or about whom he had access to Confidential Information, during the Term, and with whom any of the Ashford-Related Entities had a business relationship or (II) with whom any of Ashford-Related Entities had material discussions in respect of a business relationship and such discussions were known to the Executive, in either case as of, or during the six months preceding, the Executive’s Date of Termination, (each such person or entity an “Investor”) to (A) refrain from entering into, extending, or renewing a business relationship with any the Ashford-Related Entities or (B) divert any the Investor’s business from the Ashford-Related Entities; or (y) suggest, identify, recommend, endorse, introduce or facilitate the introduction of an Investor to any non-Ashford-Related Entities for the purpose of making an investment in or financial commitment to, or otherwise becoming a capital provider to, such non-Ashford-Related Entities, provided, however, that the restrictions in this Section 10(b)(ii)(x)(B) and (y) shall not apply to any (aa) commercial financial institution lender or (bb) Investor who has a pre-existing business relationship with non-Ashford-Related Entity on whose behalf the Executive is making or facilitating the introduction and whose pre-existing business relationship with such non-Ashford-Related Entity is of the same type as the Investor’s business relationship with the Ashford-Related Entities.

The Executive acknowledges that the foregoing restrictions are reasonable and necessary given the nature of the business of the Ashford-Related Entities, the significant efforts and resources the Ashford-Related Entities have expended in creating and maintain relationships and goodwill with their employees, other service providers, and investors, and the scope of the Executive’s duties and responsibilities.

3.        STANDSTILL. Sections 10(c), (d), and (e) of the Existing Agreement are re-designated as Sections 10(d), (e), and (f), respectively and a new Section 10(c) shall read in its entirety as follows:

(c)      STANDSTILL.      The Executive covenants and agrees that during the Term and thereafter through the second anniversary of his Date of Termination (such period, the “Standstill Period”), without the prior written consent of the Company, the Executive will not at any time, directly or indirectly, acquire, make any proposal or offer to acquire, or propose or facilitate the acquisition of, directly or indirectly, by purchase or otherwise, record or Beneficial Ownership of any equity securities of the Ashford-Related Entities, or securities of any of the Ashford-Related Entities that are convertible, exchangeable, redeemable or exercisable into such equity securities except those granted to him as contemplated by this Agreement. During the Standstill Period, without the prior written consent of the Company, the Executive covenants and agrees that he will not at any time, directly or indirectly:

(i)            enter into, agree to enter into, commence or submit any merger, consolidation, tender offer, exchange offer, business combination, share exchange, recapitalization, restructuring or other extraordinary transaction involving any of the Ashford-Related Entities, or any subsidiary or division thereof, or any of their respective securities or assets or take any action that would reasonably be expected to require any of the Ashford-Related Entities to make a public announcement regarding the possibility of any such transaction;

(ii)            tender any equity securities of the Ashford-Related Entities into a tender or exchange offer commenced by a third party other than a tender or exchange offer that the Board of Directors of one of the Ashford-Related Entities has affirmatively publicly recommended to such Ashford-Related Entity’s stockholders that such stockholders tender into such offer and has not publicly withdrawn or changed such recommendation (and in the case of such a withdrawal or change of recommendation, it shall not be a breach of this clause (ii)  if the tendered or exchanged securities are withdrawn prior to the expiration of such tender or exchange offer);

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(iii)            (x) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”) promulgated pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to vote any securities of any of the Ashford-Related Entities under any circumstances, or deposit any securities of any of the Ashford-Related Entities in a voting trust or subject them to a voting agreement, pooling agreement or other agreement of similar effect, (y) seek to advise or influence any person with respect to the voting of any securities of any of the Ashford-Related Entities (other than to vote as recommended by Board of Directors of any of the Ashford-Related Entities), or (z) grant any proxy with respect to any equity interests of any of the Ashford-Related Entities (other than to the applicable Ashford-Related Entity or a person specified by such Ashford-Related Entity in a proxy card provided to stockholders of such Ashford-Related Entity);

(iv)            form, join or in any way participate in a “group” (as that term is used for purposes of Rule 13d-5 or Section 13(d)(3) of the Exchange Act) with respect to any equity securities of any of the Ashford-Related Entities;

(v)            form or publicly disclose any intention, plan or arrangement to change any of the members of the Board of Directors or executive officers of any of the Ashford-Related Entities, any of the executive officers of any Ashford-Related Entity, or any of the governing documents of any of the Ashford-Related Entities;

(vi)            call, request the calling of, or otherwise seek or submit a written request for the calling of a special meeting of, or initiate any stockholder proposal for the election of any director or any other action by, the stockholders of any of the Ashford-Related Entities;

(vii)            make a public announcement in connection with seeking to influence or control the management of the Board of Directors, or the policies, affairs or strategy of any of the Ashford-Related Entities;

(viii)            form or disclose any intention, plan or arrangement inconsistent with the foregoing;

(ix)            advise, assist or encourage, or enter into any arrangements with, any other persons in connection with any of the matters set forth in this Section 10(c); or

(x)            publicly request the Company to amend or waive any provision of this Section 10(c).

For purposes of this Section 10(c), “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act; provided, however, that for purposes of determining whether the Executive is a Beneficial Owner of a security, the Executive shall be deemed to be the Beneficial Owner of any securities which may be acquired by the Executive pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); provided further, however, that for purposes of calculating the percentage of fully diluted shares of any of the Ashford-Related Entities Beneficially Owned by the Executive, all equity interests which may be acquired by the Executive shall be deemed to be outstanding shares of such applicable Ashford-Related Entity.

4.            COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

5.            ENTIRE AGREEMENT. This Amendment contains the entire understanding of the parties, supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof, and may not be amended except by a written instrument hereafter signed by the Executive and the Company.

[SIGNATURE PAGE FOLLOWS]

First Amendment to Amended and Restated Employment Agreement – Page 3

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

ASHFORD HOSPITALITY ADVISORS, LLC

By:	/s/ Deric S. Eubanks
Name:	Deric S. Eubanks
Title:	Chief Financial Officer

Dated: May 12, 2022

EXECUTIVE:

/s/ Richard J. Stockton
RICHARD J. STOCKTON

Dated: May 12, 2022

Signature Page to First Amendment to
Amended and Restated Employment Agreement